UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2022, ADTRAN Holdings, Inc. (the “Company”) and ADTRAN, Inc., a wholly-owned subsidiary of the Company (the “Borrower”), entered into a credit agreement with a syndicate of banks, including Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”), and the other lenders named therein (the “Credit Agreement”). The Credit Agreement allows for borrowings of up to $100 million in aggregate principal amount, subject to being increased to up to $400 million in aggregate principal amount upon the Company or Borrower’s execution of a domination and profit and loss transfer agreement with ADVA Optical Networking SE (“ADVA”) or a parent of ADVA, among other conditions (the “Senior Credit Facilities Increase”).

The Credit Agreement replaces the Borrower’s prior credit agreements with the Administrative Agent and Cadence Bank, N.A. entered into on April 1, 2022 and November 4, 2020, respectively. In connection with the entry into the Credit Agreement, all outstanding borrowings under such credit agreements have been repaid and the agreements terminated. As of July 18, 2022, the initial borrowings outstanding under the Credit Agreement’s revolving line of credit were $50 million. In addition, the letters of credit outstanding under the prior credit facilities were replaced with coverage under this new credit facility in an aggregate amount of $17.5 million. Any future credit extensions under the Credit Agreement are subject to customary conditions precedent. The proceeds of any loans are expected to be used for general corporate purposes and costs associated with the Company’s previously disclosed business combination with ADVA.

All U.S. borrowings under the Credit Agreement (other than swingline loans, which will bear interest at the Base Rate (as defined below)) will bear interest, at the Company’s option, at a rate per annum equal to (A)(i) the highest of (a) the federal funds rate (i.e., for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the business day next succeeding such day) plus 1⁄2 of 1%, (b) the prime commercial lending rate of the Administrative Agent, as established from time to time at its principal U.S. office (which prime rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks), and (c) the daily Adjusted Term SOFR (as defined in the Credit Agreement) for a one-month tenor plus 1%, plus (ii) the applicable rate, ranging from 0.5% to 1.25% (the “Base Rate”), or (B) the sum of the Adjusted Term SOFR (as defined in the Credit Agreement) plus the applicable rate, ranging from 1.4% to 2.15%, provided that such sum is subject to a 0.0% floor (such loans utilizing this interest rate, “SOFR Loans”). All E.U. borrowings under the Credit Agreement (other than swingline loans) will bear interest at a rate per annum equal to the sum of the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or a comparable or successor administrator approved by the Administrative Agent) plus the applicable rate, ranging from 1.5% to 2.25%, provided that such sum is subject to a 0.0% floor (such loans utilizing this interest rate, “EURIBOR Loans”). The applicable rate for SOFR Loans and EURIBOR Loans is based on the consolidated net leverage ratio of the Company and its subsidiaries as determined pursuant to the terms of the Credit Agreement. Default interest is 2.00% per annum in excess of the rate otherwise applicable.

In addition to paying interest on outstanding principal under the Credit Agreement, the Borrower is required to pay a commitment fee to the lenders under the Credit Agreement in respect of unutilized revolving loan commitments and an additional commitment ticking fee at a rate of 0.25% on the commitment amounts of each lender until the earliest of (i) the date of the Senior Credit Facilities Increase, (ii) the Borrower’s voluntary termination of the credit facility commitment, and (iii) December 31, 2023. The Borrower is also required to pay a participation fee to the Administrative Agent for the account of each lender with respect to the Borrower’s participations in letters of credit at the then applicable rate for SOFR Loans.

The Credit Agreement will mature on July 18, 2027, with the Company’s option to request extensions subject to customary conditions. The Credit Agreement permits the Company to prepay any or all of the outstanding loans or to reduce the commitments under the Credit Agreement without incurring premiums or penalties (except breakage costs with respect to SOFR Loans and EURIBOR Loans).

The Credit Agreement contains customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments, dispose of assets, pay dividends or other payments on capital stock, make restricted payments, engage in mergers or consolidations, engage in transactions with affiliates, modify its organizational documents, and enter into certain restrictive agreements. It also contains customary events of default (subject to customary cure periods and materiality thresholds).

Furthermore, the Credit Agreement requires that the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) of the Company and its subsidiaries, tested on the last day of each fiscal quarter, not exceed 3.25 to 1.0 through September 30, 2024 and 2.75 to 1.00 from and after December 31, 2024, subject to certain exceptions. The Credit Agreement also requires that the Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of the Company and its subsidiaries tested on the last day of each fiscal quarter not fall below 3.00 to 1.00.

Pursuant to a Collateral Agreement, dated as of July 18, 2022, among the Company, the Borrower and the Administrative Agent (the “Collateral Agreement”), the Borrower’s obligations under the Credit Agreement are secured by substantially all of the assets of the Borrower and the Company. Pursuant to a Guaranty Agreement, dated as of July 18, 2022, by the Borrower and the Company in favor of the Administrative Agent (the “Guaranty Agreement”), the Company has guaranteed the Borrower’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement, the Collateral Agreement and the Guaranty Agreement (the “Loan Documents”) does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. The Loan Documents are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Loan Documents were made only for purposes of such agreements and as of the specific date of such agreements; were made solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by information that may modify, qualify or create exceptions to the representations and warranties set forth in such agreements; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreements; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

The information in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

No.	Description of Document

10.1	Credit Agreement, dated as of July 18, 2022, by and among, ADTRAN Holdings, Inc., ADTRAN, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.*

10.2	Collateral Agreement, dated as of July 18, 2022, by and among ADTRAN Holdings, Inc. ADTRAN, Inc. and Wells Fargo Bank, National Association.*

10.3	Guaranty Agreement, dated as of July 18, 2022 by and between ADTRAN Holdings, Inc. and ADTRAN, Inc. in favor of Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2022	ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano
Chief Financial Officer